Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2013 Results

New Product Revenue More than Triples in 2013

SUNNYVALE, Calif. – February 5, 2014 – QuickLogic Corporation (NASDAQ: QUIK), the leader in low-power Customer Specific Standard Products (CSSPs), today announced the financial results for its fourth quarter and fiscal year ended December 29, 2013.

Total revenue for the fourth quarter of 2013 was $8.9 million, down 2% sequentially and up 187% from the fourth quarter of 2012. During the fourth quarter, new product revenue of $7.0 million was down 1% sequentially and up 601% from the fourth quarter of 2012.

Total revenue for 2013 was up 74% at $26.1 million, compared with total revenue of $14.9 million in 2012. In 2013, new product revenue was up 208% at $18.2 million, compared with new product revenue of $5.9 million in 2012.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2013 was $3.2 million or $0.06 per share, compared with a net loss of $2.3 million, or $0.05 per share, in the third quarter of 2013, and a net loss of $2.6 million, or $0.06 per share, in the fourth quarter of 2012. Non-GAAP net loss for the fourth quarter of 2013 was $2.2 million, or $0.04 per share, compared with a non-GAAP net loss of $2.0 million, or $0.04 per share, in the third quarter of 2013, and a non-GAAP net loss of $2.0 million, or $0.04 per share, in the fourth quarter of 2012.

GAAP net loss for 2013 was $12.3 million, or $0.27 per share, compared with a net loss of $12.3 million, or $0.29 per share, in 2012. Non-GAAP net loss for 2013 was $9.9 million, or $0.22 per share, compared with a non-GAAP net loss of $10.3 million, or $0.25 per share, in 2012.

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Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time today, February 5, 2014, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time today. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 43763797. The call recording will be archived until Wednesday, February 12, 2014 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics OEMs and ODMs. These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro and QuickLogic are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 29, 2013	December 30, 2012	September 29, 2013	December 29, 2013	December 30, 2012
Revenue	$8,863	$3,086	$9,066	$26,072	$14,944
Cost of revenue, excluding inventory write-down	5,923	1,546	5,907	16,754	7,431
Inventory write-down	172	19	130	551	447

Gross profit	2,768	1,521	3,029	8,767	7,066
Operating expenses:
Research and development	2,473	1,624	2,052	8,375	8,743
Selling, general and administrative	3,354	2,377	3,207	12,002	10,481
Restructuring cost (credit)	—	—	(32)	181	—

Income (loss) from operations	(3,059)	(2,480)	(2,198)	(11,791)	(12,158)
Gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	181	—
Interest expense	(17)	(12)	(8)	(54)	(61)
Interest income and other (expense), net	(27)	(32)	(74)	(157)	(77)

Income (loss) before income taxes	(3,103)	(2,524)	(2,280)	(11,821)	(12,296)
Provision for (benefit from) income taxes	86	35	(18)	455	18

Net income (loss)	$(3,189)	$(2,559)	$(2,262)	$(12,276)	$(12,314)

Net income (loss) per share:
Basic	$(0.06)	$(0.06)	$(0.05)	$(0.27)	$(0.29)

Diluted	$(0.06)	$(0.06)	$(0.05)	$(0.27)	$(0.29)

Weighted average shares:
Basic	49,130	44,400	44,761	45,762	41,831

Diluted	49,130	44,400	44,761	45,762	41,831

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	December 29, 2013	December 30, 2012	September 29, 2013	December 29, 2013	December 30, 2012
GAAP income (loss) from operations	$(3,059)	$(2,480)	$(2,198)	$(11,791)	$(12,158)
Adjustment for stock-based compensation within:
Cost of revenue	156	39	24	232	179
Research and development	380	116	74	666	455
Selling, general and administrative	376	429	232	1,081	1,369
Adjustment for the write-off of equipment within:
Cost of revenue	66	—	—	66	—
Selling, general and administrative	27	—	3	30	25
Adjustment for restructuring costs (credit)	—	—	(32)	181	—

Non-GAAP income (loss) from operations	$(2,054)	$(1,896)	$(1,897)	$(9,535)	$(10,130)

GAAP net income (loss)	$(3,189)	$(2,559)	$(2,262)	$(12,276)	$(12,314)
Adjustment for stock-based compensation within:
Cost of revenue	156	39	24	232	179
Research and development	380	116	74	666	455
Selling, general and administrative	376	429	232	1,081	1,369
Adjustment for the write-off of equipment within:
Cost of revenue	66	—	—	66	—
Selling, general and administrative	27	—	3	30	25
Other expense
Adjustment for restructuring costs (credit)	—	—	(32)	181	—
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	(181)	—
Adjustment for tax effect on other comprehensive income	—	—	—	273	—

Non-GAAP net income (loss)	$(2,184)	$(1,975)	$(1,961)	$(9,928)	$(10,286)

GAAP net income (loss) per share	$(0.06)	$(0.06)	$(0.05)	$(0.27)	$(0.29)
Adjustment for stock-based compensation	0.02	0.02	0.01	0.04	0.04
Adjustment for write-off of equipment	*	—	*	*	*
Adjustment for restructuring costs (credit)	—	—	*	0.01	—
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	(0.01)	—
Adjustment for tax effect on other comprehensive income	—	—	—	0.01	—

Non-GAAP net income (loss) per share	$(0.04)	$(0.04)	$(0.04)	$(0.22)	$(0.25)

GAAP gross margin percentage	31.2%	49.3%	33.4%	33.6%	47.3%
Adjustment for stock-based compensation	1.8	1.3	0.3	0.9	1.3
Adjustment for restructuring costs (credit)	—	—	*	*	—
Adjustment for write-off of equipment	0.7	—	—	0.3	*

Non-GAAP gross margin percentage	33.7%	50.6%	33.7%	34.8%	48.6%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share and gross margin percentage due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 29, 2013	December 30, 2012(1)
ASSETS
Current assets:
Cash and cash equivalents	$37,406	$22,578
Short-term investment in TowerJazz Semiconductor Ltd.	—	345
Accounts receivable, net	3,261	1,242
Inventories	4,136	3,028
Other current assets	1,272	986

Total current assets	46,075	28,179

Property and equipment, net	2,840	2,659
Other assets	211	186

TOTAL ASSETS	$49,126	$31,024

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$1,000	$—
Trade payables	3,578	1,965
Accrued liabilities	3,519	1,214
Current portion of capital lease obligations	177	160

Total current liabilities	8,274	3,339

Long-term liabilities:
Capital lease obligations, less current portion	133	266
Other long-term liabilities	121	141

Total liabilities	8,528	3,746

Stockholders’ equity:
Common stock, at par value	54	45
Additional paid-in capital	229,220	204,797
Accumulated other comprehensive income (loss)	—	(11)
Accumulated deficit	(188,676)	(177,553)

Total stockholders’ equity	40,598	27,278

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,126	$31,024

(1)	Derived from the December 30, 2012 audited balance sheet included in the 2012 Annual Report on Form 10K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2013	Q3 2013	Fiscal 2013	Fiscal 2012	Q3 2013 to Q4 2013	2012 to 2013
COMPOSITION OF REVENUE

Revenue by product: (1)
New products	79%	79%	70%	40%	(1)%	208%
Mature products	21%	21%	30%	60%	(6)%	(13)%

Revenue by geography:
Korea	69%	68%	56%	—	—	29849%
United States	9%	11%	14%	34%	(21)%	(26)%
Japan	6%	5%	8%	22%	24%	(38)%
Malaysia	6%	6%	8%	11%	(10)%	21%
Europe	5%	6%	7%	16%	(26)%	(26)%
China	4%	4%	5%	12%	11%	(30)%
Rest of North America	1%	—	2%	2%	160%	42%
Rest of Asia Pacific	—	—	—	3%	(46)%	(82)%

(1)	New products include ArcticLink®, ArcticLink II, ArcticLink III, Eclipse™ II, PolarPro®, PolarPro II, PolarPro III, and QuickPCI II. Mature products include Eclipse, EclipsePlus, pASIC® 1, pASIC 2, pASIC 3, QuickFC, QuickMIPS, QuickPCI, QuickRAM, and V3, as well as royalty revenue, programming hardware and software.